EXHIBIT 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Auditor” and to the incorporation by reference in the Registration Statement on Form F-10 and related base shelf prospectus of Oncolytics Biotech Inc. (“Oncolytics”), relating to the registration of Common Shares, Subscription Receipts, Warrants, and Units, up to an aggregate initial offering price of US$147,375,000 filed with the United States Securities and Exchange Commission on July 3, 2012 of our reports dated March 14, 2012 with respect to the consolidated statements of financial position of Oncolytics as at December 31, 2011 and 2010, and January 1, 2010, and the consolidated statements of loss and comprehensive loss, changes in equity, and cash flows for the years ended December 31, 2011 and 2010 and the effectiveness of internal control over financial reporting of Oncolytics included in the Corporation’s Annual Report to Shareholders (Form 20-F) for the year ended December 31, 2011, as  filed with the United States Securities and Exchange Commission.

Calgary, Alberta	signed “Ernst & Young LLP”
July 3, 2012	Chartered Accountants